UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2008
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RENTECH, INC.
(Exact name of registrant as specified in its charter)
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Colorado	001-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 710 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On June 24, 2008, I. Merrick Kerr informed Rentech, Inc. (the “Company”) that he intends to resign as the Company’s Chief Financial Officer and Executive Vice President effective on July 18, 2008 to pursue other opportunities.  Mr. Kerr will be assisting the Company in transitioning matters prior to his departure.  Mr. Kerr has no disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(c)           Douglas M. Miller will assume the responsibilities of Chief Financial Officer on an interim basis until a permanent replacement is named.  Mr. Miller, age 48, will continue in his role as the Company’s Chief Operating Officer and Executive Vice President, a position he has held since January 2006.  Mr. Miller, who has a Masters of Business Administration from the University of California, Los Angeles, has significant financial experience, including supervising accounting, finance and budgeting functions of various energy organizations. Mr. Miller also has extensive experience with project financing and corporate mergers and acquisitions.  Mr. Miller was employed by Unocal Corporation from 1991 through its acquisition by Chevron Corporation in October 2005, and for more than five years prior to the acquisition, served as Vice President, Corporate Development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2008	RENTECH, INC. By: /s/ Colin M. Morris Colin M. Morris Vice President and General Counsel